                                                                  EXHIBIT 10.14


                          GOVERNMENT RESELLER AGREEMENT

         This GOVERNMENT RESELLER AGREEMENT, which shall include the exhibits hereto (the "Agreement"), is entered into by and between Government Technology Services, Inc., a Delaware corporation with its principal location at 4100 Lafayette Center Drive, Chantilly, Virginia 20153-0808, and all of its subsidiaries ("GTSI"), and e-Net, Inc., a corporation doing business at 12800 Middlebrook Road, Suite 200, Germantown, MD 20874 and all of its subsidiaries ("Vendor"), with reference to the following facts:

         A. GTSI is a leading remarketer of microcomputer software, hardware, peripherals and connectivity systems to commercial entities, the Federal Government, its agencies, its departments and its employees (collectively, the "U.S. Government"), to state and local governments, their agencies, their departments and their employees (collectively, "State Governments"), and to foreign governments, international agencies and their respective departments, agencies and employees (collectively, "Foreign Governments").

         B. Vendor is a leading manufacturer, developer or distributor of microcomputer products and desires that these products be marketed and distributed to Government Customers by GTSI.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth:
         1.1 "Effective Date" - the date on which the latter of GTSI or Vendor executes this Agreement.
         1.2 "End User" - any Government Customers or governmental entity acquiring the Products to fulfill its internal data processing needs.

         1.3 "Government Customers" - Federal Customers and Other Government Customers.
         1.4 "Federal Customers" - the U.S. Government, international agencies of which the U.S. Government is or becomes a member, North Atlantic Treaty Organization, U.S. Government-funded Agency for International Development grant projects, Systems Integrators and other entities reselling or relicensing the Products to the U.S. Government, and any entity authorized to purchase off of General Services Administration schedule contracts.

         1.5 "Other Government Customers" - State, District, County or City Governments, Systems Integrators and other entities reselling or relicensing the Products to any State, District, County or City Government.

         1.6      "Price" - license fee or sale price.

         1.7 "Products" - any and all microcomputer-related products offered by Vendor at any time during the term of this Agreement for sale to any of Vendor's dealers, distributors, Systems Integrators, VARs or retail customers (collectively and individually, "Resellers").

         1.8 "Sell" or "sale" - sale, license or sublicense of a Product. "Purchase" shall include the purchase, license or sublicense of a Product.

         1.9 "Systems Integrator" - any prime contractor or subcontractor on any government product supply obligation.

2.       GTSI OBLIGATIONS

         2.1 GTSI shall use commercially reasonable efforts to promote the marketing and distribution of the Products to Government Customers. Although Vendor may publish suggested retail prices for the Products, GTSI shall, in its sole discretion, determine its own prices charged to its customers for the Products. GTSI will distribute Vendor Products with all packaging, warranties, disclaimers and license agreements intact as shipped by Vendor

3.       VENDOR OBLIGATIONS

         3.1 Vendor shall provide to GTSI, at no additional cost, mutually agreed upon reasonable quantities of: (i) evaluation and demonstration copies of the Products and any updates thereto; and (ii) product brochures, posters, displays and other point of sale materials. Vendor shall provide reasonable training in the marketing, use and technical support of the Products to GTSI's sales and technical support personnel at GTSI's Authorized Locations, at no additional cost to GTSI. In addition to the foregoing, Vendor shall credit GTSI's account in the amount of 0% of GTSI's net purchases so that GTSI may provide post-delivery technical support of the Products for the first ninety days hereof, then an amount to be mutually agreed-upon based upon GTSI's post-delivery technical support level of effort on behalf of Products. For as long as Vendor markets any of the Products, and notwithstanding any termination or expiration of this Agreement, Vendor shall maintain a policy of product liability insurance covering all Products, at no cost to GTSI, and shall name GTSI as an additional insured under such policy. Such policy shall have limits of not less than $1,000,000 per occurrence and not less than $2,000,000 aggregate per claim year. Vendor shall provide GTSI with a certificate of insurance upon GTSI's request. Vendor's failure to timely provide such certificate or other sufficient evidence of insurance shall be a material breach of this Agreement.

4.       VENDOR WARRANTIES AND REPRESENTATIONS

         4.1 Vendor represents and warrants to GTSI that the Products will perform substantially in accordance with the associated user documentation and specifications published by Vendor

         4.2 Vendor represents and warrants to GTSI that Vendor is the owner of the Products or otherwise has the unencumbered right to convey to GTSI the rights granted under this Agreement and to perform its other obligations hereunder, and that no part of the Products violates or infringes upon any common law or statutory rights of any person or entity, including, but not limited to, rights relating to copyrights, patents, trademarks, contractual rights or trade secret rights.

         4.3 Vendor represents and warrants to GTSI that it will comply with the terms and conditions in Exhibit D, which are incorporated by reference herein, if Vendor supplies Products to GTSI for resale under GTSI's GSA Schedule contract pursuant to this Agreement. If Vendor's Products are not on GTSI's GSA Schedule contract during the term of this Agreement, Exhibit D shall have no force and effect.

         4.4 Year 2OOO - The vendor warrants that each hardware, software, and firmware product delivered under this contract and listed below shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the product documentation provided by the vendor, provided that all listed or unlisted products (e.g. hardware, software, firmware) used in combination with such listed product properly exchange date data with it. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of the vendor's standard commercial warranty or warranties contained in this contract, provided that notwithstanding any provision to the contrary in such commercial warranty or warranties, the remedies available to the Government under this warranty shall include repair or replacement of any listed product whose non-compliance is discovered and made know to the vendor in writing within ninety (90) days after acceptance.

5.       ORDER PROCEDURE

         5.1 There shall be no minimum quantity (or initial stocking order) for orders by GTSI, nor shall there be a minimum or required product mix. There shall be no initial stocking order required.

         5.2 The terms and conditions of this Agreement and of the applicable GTSI written order shall apply to each order accepted or shipped by Vendor hereunder. Vendor agrees that any terms or conditions contained in any acknowledgment, invoice or other form issued by Vendor shall not be binding on GTSI to the extent that such terms and conditions are additional to or inconsistent with those contained in this Agreement, and no act of GTSI other than an express agreement in writing shall be deemed an acceptance of any such term or condition.

         5.3 Vendor agrees to honor orders placed pursuant to and in accordance with the requirements of the Defense Priorities and Allocations System (DPAS), 15 CFR 700 et. seq.

         5.4 Vendor reserves the right to cancel any orders placed by GTSI, or to refuse or delay shipment thereof, if GTSI: (i) fails to make any payment as provided herein or under such other terms of payment as the parties may agree upon, except for disputed items, as provided in Section 10.3 herein, (ii) exceeds the credit limit established reasonably and in good faith by Vendor, or
(iii) is in material breach of this Agreement. In the event that Vendor cancels, refuses or delays any shipment under this Section, GTSI may nevertheless acquire Products C.0.D. and F.0.B. Vendor's point of shipment, for purposes of satisfying existing contractual commitments to Government Customers.

6.        SHIPMENT; RISK OF LOSS; DELIVERY

         6.1 Vendor shall ship all Products F.0.B destination to GTSI's warehouse facility or freight forwarder or to any Authorized Location. GTSI shall select carrier. Title and risk of loss shall pass to GTSI upon delivery to GTSI (except where Vendor has reserved title, in which case title shall not pass at all). Vendor shall bear all risk of loss or damage in transit.

7.       DELIVERY DELAYS; PRODUCT UNAVAILABILITY

         7.1 Vendor shall notify GTSI of Vendor's good faith estimate of the date on which orders will be delivered. In the event that Vendor is unable to deliver GTSI's entire order according to the delivery schedule, GTSI may, at its sole option, (i) cancel the order without penalty, or (ii) accept partial delivery, in which event such delivery shall be separately invoiced and paid for. If GTSI accepts partial delivery, it may cancel the remainder of its order at any time at least five days prior to Vendor's shipment of the remaining portion.

8. STOCK BALANCING; NEW PRODUCTS AND UPGRADES; DISCONTINUED PRODUCTS; DEFECTIVE PRODUCTS

         8.1 GTSI may return unused, unopened units of Products as provided in this Section 8 to Vendor without penalty, not less often than once per calendar quarter which have been returned to GTSI by the customer for any reason within the first thirty (30) days after receipt. Returns shall be shipped at GTSI's expense and need not be accompanied by a purchase order. Vendor shall credit GTSI's account in the amount of 100% of the price paid by GTSI for such returned Products or, in the event of prior termination of this Agreement, promptly issue a check to GTSI. There shall be no restocking fee charged to GTSI. Any delay by Vendor in approving return requests from GTSI shall extend the permitted time for GTSI to return the particular units by the length of the delay.

         8.2 Vendor shall notify GTSI not less than 90 days prior to the first commercial shipment of any new product or any upgrade or update of an existing Product (an "Upgrade"). Upon commercial availability of such new product or Upgrade, it shall be deemed added to Exhibit A and it shall be deemed a Product for all purposes of this Agreement and shall be subject to a discount equal to or better than the existing Products' discount structure in place at that time. Vendor shall use commercially reasonable efforts to provide GTSI with sufficient information, training and evaluation and demonstration copies to enable GTSI to market such Upgrade or new product immediately upon its commercial availability.

         8.3 Vendor shall notify GTSI not less than 90 days prior to the discontinuation of any existing Product. For purposes of this Section 8.3, a discontinuation of a Product version shall take place at the time of release of any corresponding Upgrade or at such time as Vendor's management makes the corporate decision that an existing Product will no longer be sold or licensed and that there will not be a upgrade for such Product. Notwithstanding Section
8.2 above, GTSI shall have until the later of (i) 90 days after receipt by GTSI of notice of discontinuation or (ii) 90 days after the effective date of such discontinuation, to return units of any discontinued Product for full credit based upon the price paid by GTSI for such units or, in the event of prior termination of this Agreement, a check for such amount. The discontinued Product shall be deemed deleted from Exhibit A and, in the case of Upgrades, the latter shall automatically replace any such corresponding discontinued Product.

         8.4 GTSI may return to Vendor at Vendor's expense and Vendor shall accept any defective or damaged Product unit not previously sold or marketed by GTSI within 180 days of receipt by GTSI. Additionally, GTSI may return to Vendor at Vendor's expense and Vendor shall accept any defective or damaged Product units returned by GTSI's customers within the terms of Vendor's warranty; GTSI shall have 60 days from the date of receipt from the customer to return each such Product to Vendor. Any such return need not be accompanied by a purchase order. Notwithstanding Section 8.1 above, defective or damaged Product units need not be returned in unopened, unused form. Any such returns shall result in Vendor crediting GTSI's account in the amount of the price paid by GTSI for such returned Products or, in the event of prior termination of this Agreement, promptly issuing a check to GTSI.

         8.5 With respect to all Products returned to Vendor in accordance with this Section 8: (i) GTSI agrees to comply with Vendor's reasonable policies concerning return authorization procedures, including, if necessary, obtaining a return authorization number from Vendor's shipping department prior to returning the Product(s); and (ii) Vendor agrees to use commercially reasonable efforts to promptly approve and effectuate any such Product returns and, in each case, to take no more than 15 calendar days to effectuate same.

9.       ORDER STATUS REPORT

         Vendor agrees to provide, in writing, weekly order status reports. These reports will consist of the status of all open orders; any product shipped over the past 7 days; and any products with a more than 3 week delivery. These reports will be transmitted by fax to the buyer no later than close of business on Monday of each week.

10. PRICE AND PAYMENT

         10.1 The prices for Products hereunder shall be sold for the Term to GTSI at no higher price than the price set forth in Exhibit B hereto. The stated prices on Exhibit B shall be firm, notwithstanding any provision relating to potential future adjustments contained in Exhibit B.

         10.2 Due to the customarily long Government Customer payment cycle, payment terms shall be net 60 days from the date of receipt of Product. GTSI shall be entitled to an additional discount off of the invoice amount in the amount of 5% of invoice for all payments made prior to or concurrently with delivery of an order, and in the amount of 2% of invoice for all payments made within 10 days of the later of product or invoice receipt date. The cash discounts set forth herein shall apply to any payment made under any section of this Agreement.

         10.3 In the event that GTSI disputes, in good faith and reasonably, the price, condition, shipment or other material element concerning any Product item and so informs Vendor in writing, such dispute shall not be sufficient cause for Vendor to delay, cancel or refuse existing or new orders. Additionally, GTSI may suspend payment for any such disputed items for a reasonable time during which the parties shall use prompt and reasonable efforts to settle the dispute.

         11. MOST FAVORED CUSTOMER;PRICE PROTECTION

         11.1 Vendor represents and warrants that the prices, discounts, terms and conditions of this Agreement are the most favorable offered by Vendor to any Reseller, under same or similar terms and conditions and quantities, and that if during the term of this Agreement Vendor offers more favorable terms and conditions to any other Reseller, such terms and conditions shall be deemed to apply to GTSI automatically, and retroactive to the date on which such terms and conditions became effective for such other Reseller.

         11.2 In the event that Vendor decreases the price of any Product, the decrease shall apply to all units of the Product on open purchase orders or in GTSI's inventory as of the effective date of the price decrease. Vendor, upon receipt of supporting documentation from GTSI, shall credit GTSI's account in an amount equal to the difference between the price paid by GTSI for each such unit and the current reduced price within 30 days of receiving the supporting documentation.

12. CO-OPERATIVE MARKETING FUND

         GTSI shall be entitled to accrue a co-operative marketing fund as set forth in Exhibit C attached hereto for the promotion and marketing of the Products. GTSI shall be entitled to liberal use of such co-operative marketing funds, including, but not limited to, expenses of promotion paid to third parties and GTSI's internal costs incurred for promotion. There shall be no time limit on GTSI's use of any such accrual.

13.      TERM AND TERMINATION

         13.1 This Agreement shall become effective on the Effective Date and shall continue through March 31, 1998. This Agreement shall be automatically renewed for successive one year terms unless either party gives notice to the other party not less than 90 days prior to expiration of the initial term or any renewal term that it does not intend to renew this Agreement, or unless this Agreement is otherwise terminated in accordance with this Section.

         13.2 This Agreement may not be terminated without cause except by non-renewal as set forth in Section 13.1 above.

         13.3 This Agreement may be terminated for cause at any time, without limiting any party's other rights or remedies, upon written notice identifying with specificity the cause and providing the period to cure as set forth:

                     (a) by either party if the other (non-terminating) party commits a material breach of this Agreement, and such breach continues unremedied for a period of 30 days after receipt by the other party of written notice thereof; or

                     (b) by either party if the other (non-terminating) party: (i) has a receiver appointed for itself or its property; (ii) makes an assignment for the benefit of its creditors; (iii) any proceedings are commenced by, for or against the non-terminating party under any bankruptcy, insolvency or debtor's relief law seeking a reorganization of such party's debts and such proceedings are not dismissed within 90 days of their commencement; or (iv) the non-terminating party is liquidated or dissolved.

         13.4 Neither party to this Agreement shall be liable to the other by reason of termination of this Agreement in accordance with its terms for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party, notwithstanding any law to the contrary. No termination of this Agreement shall release either party from its obligation to pay the other party any amounts which accrued prior to such termination or which shall accrue after such termination.

14.      EFFECT OF TERMINATION

         In the event that either party terminates this Agreement or that it expires without being renewed, Vendor shall honor all orders placed by GTSI prior to the date on which any termination or expiration becomes effective (the "Termination Date"), and Vendor may require that any such orders be shipped C.0.D.

15.      CONFIDENTIALITY

         15.1 Each party agrees not to use any confidential information of the other party except in performance of this Agreement and not to disclose such information to third parties (other than, as determined by the receiving party in good faith, those persons with a genuine "need to know" and who will similarly limit the use and disclosure of the information, such as attorneys, accountants, commercial and investment bankers, consultants, Board members and certain key employees). All information which the disclosing party considers confidential shall be clearly identified as such. With respect to both parties hereto, for purposes hereof, confidential information shall not include any information that: (i) is now or becomes in the public domain through no breach of this Agreement; (ii) is in the possession of the receiving party as of the date of execution hereof; (iii) is independently learned by the receiving party from a third party without breach of this Agreement; (iv) is required by law or order of a court, administrative agency or other governmental body to be disclosed by the receiving party; or (v) is disclosed by the receiving party more than two years after that party's receipt of such information.

         15.2 Either party shall have the right in its good faith discretion to make such public press releases, announcements or other communications as it reasonably believes are necessary in order to comply with applicable federal and state securities or other laws and the rules and regulations promulgated by the National Association of Securities Dealers (NASD) and/or appropriate securities exchanges, as the case may be, but only to the extent of not divulging any confidential proprietary information of the other party.

         15.3 Notwithstanding Sections 15.1 and 15.2 hereof, the parties may mutually agree to issue one or more press releases or other public disclosures concerning the subject of this Agreement. The form and content of any such press release or disclosures shall be agreed to by both parties prior to release

16.      WARRANTIES TO END USERS

         Vendor makes no warranty to End Users other than Vendor's limited warranty, if any, accompanying the Products. Notwithstanding the foregoing, GTSI may, in its sole discretion and at its sole expense, extend the period during which it will honor warranty requests, provided that

GTSI advises its customers that Vendor has no warranty responsibilities after the expiration of Vendor's warranty.

17.      INDEMNITY

         Vendor shall defend, at its sole expense, any and all claims brought against GTSI based upon an allegation that (i) any Product or portion thereof infringes or constitutes wrongful use of any patent, copyright, trademark, trade secret or other proprietary right of any third party; and/or (ii) any Product is in any way defective or does not conform to Vendor's published specifications, warranty, user documentation, advertisements or trade representations, provided GTSI gives Vendor prompt written notice of any such claim which is brought to GTSI's attention and provides Vendor with reasonable cooperation and assistance. Vendor shall pay any damages and costs assessed against GTSI (or paid or payable by GTSI pursuant to a settlement agreement approved by Vendor) in connection with such claim. Vendor agrees to indemnify and hold GTSI harmless from and with respect to any such loss or damage (including, but not limited to, reasonable attorneys' fees and costs). Vendor's obligations under this Section 17 shall not be affected or limited in any way by any extension of warranties by GTSI to its customers beyond that provided by Vendor; provided, however, that the foregoing indemnity shall not apply to any portion of any claim which arises solely under such GTSI extension.

18.      SURVIVAL

         The definitions and obligations set forth in Sections 1, 4, 8.4, 8.5, 12, 13, 15.1, 17, 18, 20.7, and 20.8 shall survive any termination of this Agreement for any reason whatsoever.

19.      LIMITATIONS OF LIABILITY; EXCLUSION OF CONSEQUENTIAL DAMAGES

         19.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

         19.2 The limitations on liability contained in this Section shall not apply to any indemnity of GTSI under Section 17.

20.      MISCELLANEOUS

         20.1 This Agreement, including the Exhibits attached hereto, constitutes the entire understanding and agreement between the parties hereto with respect to the matters herein, except that any and all written agreements previously existing between the parties shall remain in full force and effect.

         20.2 Neither party may assign this Agreement or any of its rights or obligations hereunder (including without limitation rights and duties of performance) to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the non-assigning party, which consent may be given or withheld by such non-assigning party in the sole exercise of its discretion, except that either party may assign this Agreement as part of: (i) any transfer of 50% or more of its capital stock; or (ii) any transfer of all or substantially all of the assets of such party in a single transaction.

         20.3 Nothing in this Agreement is intended to create, or shall be construed as creating, a joint venture, partnership, or agency, or taxable entity between the parties, or any right to pledge the other's credit, it being understood that Vendor and GTSI are independent contractors.


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


         20.4 This Agreement may not be canceled, altered, modified, amended or waived, in whole or in part, in any way, except by an instrument in writing signed by duly authorized officers of GTSI and Vendor.

         20.5 Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by a duly authorized officer of the party for whose benefit such obligation was to be performed. Any waiver shall in no way be construed as a waiver of any subsequent breach of this Agreement by the other party.

         20.6 If any provision of this Agreement is found void, invalid or unenforceable, it shall not affect the validity of the balance of this Agreement, which shall remain valid and enforceable according to its terms.

         20.7 This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia. Any and all claims, controversies or disputes arising out of or in connection with this Agreement shall be resolved in accordance with this Section and shall be arbitrated pursuant to the Commercial Rules of the American Arbitration Association, before a single arbitrator. Said arbitrator shall apply Virginia law unless the issue relates to Federal procurement regulations or statutes and in such case said arbitrator shall apply Federal procurement law as interpreted by the United States Boards of Contract Appeals and the United States Court of Federal Claims. Any such arbitration shall be held in the Washington, D.C metropolitan area. The arbitrator's resolution of the dispute shall be final and binding upon the parties. Judgment upon an award rendered by the arbitrator may be entered in any court of competent jurisdiction. Pending the final resolution of any dispute under this Section, both parties shall diligently proceed to perform this Agreement. Both parties' obligations under this Section survive termination or expiration of this Agreement. The prevailing party in any action shall be entitled to recover its costs and attorneys' fees.

         20.8 Neither GTSI nor Vendor shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, labor dispute, accident, civil commotion, epidemic, act of government or government agency or officers, or any other cause beyond such party's reasonable control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates specified below.

Government Technology Services, Inc.            e-Net, Inc.

By:                                             By:
   ------------------------------                  ----------------------------

Print Name:                                     Name:
           ----------------------                    --------------------------

Print Title:                                    Print Title:
            ---------------------                           -------------------

Date:                                           Date:
     ----------------------------                    --------------------------

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


                                    EXHIBIT A

                   VENDOR PRODUCTS AND SUGGESTED RESALE PRICES
                   -------------------------------------------

                                    EXHIBIT B

                                 PRICE SCHEDULE
                                 --------------

                                    EXHIBIT C

                           CO-OPERATIVE MARKETING FUND
                           ---------------------------

                                  Attachment I

                             Flat Fee Reimbursement
                             ----------------------

                                  Attachment II

                          Marketing Account Information
                          -----------------------------









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


                                    EXHIBIT C

                                  ATTACHMENT I
                                  ------------

Vendor
       ----------------------------------

Re:      Flat Fee Reimbursement

GTSI has developed a flat fee reimbursement structure due to the nature of our customer base and volume of promotional activities it serves. GTSI recognizes vendor concerns regarding logos and trademarks on printed materials and strives to adhere to those concerns, as well as related textual requirements for specific product lines. All printed materials shall be produced with the direct participation and concurrence of the vendor-designated approving authority and sales team. The Activity Agreements we present for approval detail the activity and fee structure. The following proof of performance documentation shall be provided:

All Activities:
-       Copy of signed GTSI activity agreement
-       Copy of signed vendor prior authorization form (if applicable)
-       Copy of GTSI project profile (if separate from activity agreement form)
-       Completed vendor claim form (if applicable)
-       Waiver of logo requirements (if applicable)

Additional documentation by activity category:

Trade Shows and Seminars
- Copy of vendor participation roster listing sales representative(s) attending
-      Invitation or flier (if applicable)

Print Media
-      Publication tearsheet or published sample

Mass Mailing/Faxes, Catalogs and Brochures
-      Published sample(s)

Audio Media
-      Cassette Tape

Acceptance of the flat fee policies above is approved once this document is executed by a corporate officer or other approving fiscal authority. This acceptance is effective until written notification of modification or termination is provided to GTSI.


------------------------            ------------------------           --------
Officer Signature                   Title                              Date

Designated person(s) authorized to approve promotions on the GTSI Activity
Agreements:

------------------------            ------------------------           --------
Signature                           Print Name                         Date


------------------------            ------------------------           --------
Signature                           Print Name                         Date

                                    EXHIBIT C

                                  ATTACHMENT II
                                  -------------

                          Marketing Account Information

Vendor:                                                       Date:
       --------------------------------------                      ------------

Account Type:  _______ Accrual _______% purchases (Earnings statements provided monthly)
               _______ Direct Pay

Corporate Address                           Billing Address
-----------------                           ---------------

------------------------------              -------------------------------


------------------------------              -------------------------------


------------------------------              -------------------------------


------------------------------              -------------------------------


Contact:                                    Contact:
        ----------------------                      -----------------------

Phone:                                      Phone:
      ------------------------                    -------------------------

Fax:                                        Fax:
    --------------------------                  ---------------------------


Local Office
------------


                                            Contact:
------------------------------                      -----------------------

                                            Phone:
------------------------------                    -------------------------

                                            Fax:
------------------------------                   --------------------------

GTSI Contacts:
--------------

Product Marketing:                                  Extension:
                  ----------------------------                -------------

Activity Marketing:                                 Extension:
                   ---------------------------                 ------------

                                    EXHIBIT D

             GSA SCHEDULE CONTRACT CLAUSES INCORPORATED BY REFERENCE
                        IN GOVERNMENT RESELLER AGREEMENT

         The clauses of the Federal Acquisition Regulations ("FAR") set forth below are hereby incorporated by reference in this Government Reseller Agreement. The obligations of the "Contractor" to the "Government" as provided in said clauses shall be deemed to be the obligations of the Vendor to GTSI. However, whenever said clauses include a requirement for the settlement of disputes between the parties in accordance with the "Disputes" clause, the dispute shall be disposed of in accordance with the applicable dispute resolution terms in this Government Reseller Agreement. The referenced clauses shall be those in effect on the effective date of this Government Reseller Agreement. If there is a conflict between (or modification to) a FAR clause in effect on the effective date of this Government Reseller Agreement and a FAR clause in GTSI's GSA Schedule contract, the GSA Schedule contract FAR clause shall govern.

         Whenever necessary to make the context of the clauses set forth in this Exhibit D applicable to this Government Reseller Agreement, the term "Contractor" shall mean Vendor, the term "Contract" shall mean this Government Reseller Agreement, and the term "Government," "Contracting Officer" and equivalent phrases shall mean GTSI, except the terms "Government" and "Contracting Officer" do not change: (1) in the phrases "Government Property," "Government-Owned Property," "Government Equipment" and "Government-Owned Equipment;" (2) when a right, act, authorization or obligation can be granted or performed only by the Government or the GSA Schedule Contracting Officer or his duly authorized representative; (3) when access to proprietary financial information or other proprietary data is required; (4) when title to property is to be directly transferred to the Government; and (5) wherever the context of the clause requires no change.

For more detailed information concerning the FAR clauses visit the following WEB
Site:
                http://www.gsa.gov/far/current/html/toc.htm/#top

                      FAR CLAUSES INCORPORATED BY REFERENCE


FAR CLAUSE #                                  TITLE

52.203-6                JUL       1985        Restrictions on Subcontractor Sales to the Government
52.203-11               APR       1991        Certification and Disclosure Regarding Payments to Influence Certain
                                              Federal Transactions
52.203-13               SEP       1990        Procurement Integrity - Service Contracting
52.209-6                JUL       1995        Protecting the Government's Interest when Subcontracting with
                                              Contractors Debarred, Suspended, or Proposed for Debarment
52.211-15               SEP       1990        Defense Priority and Allocation Requirements
52.212-7                SEP       1990        Notice of Priority Ratings for National Defense Use
52.215-2                AUG       1996        Audit and Records - Negotiation
52.215-22               OCT       1995        Price Reduction for Defective Cost or Pricing Data
52.215-23               OCT       1995        Price Reduction for Defective Cost or Pricing Data - Modifications
52.215-24               OCT       1995        Subcontractor Cost or Pricing Data
52.215-25               OCT       1995        Subcontractor Cost or Pricing Data - Modifications
52.215-26               OCT       1995        Integrity of Unit Prices
52.215-40               FEB       1995        Notification of Ownership Changes
52.216-22               OCT       1995        Indefinite Quantity
52.217-8                AUG       1989        Option to Extend Services
52.219-8                OCT       1995        Utilization of Small, Small Disadvantaged and Women-Owned Small
                                              Business Concerns
52.222-1                APR       1984        Notice to the Government of Labor Disputes
52.222-3                AUG       1996        Convict Labor
52.222-24               APR       1984        Pre-award Oil-Site Equal Opportunity Compliance Review
52.222-26               APR       1984        Equal Opportunity
52.222-28               APR       1984        Equal Opportunity Pre-award Clearance of Subcontracts
52.222-35               APR       1984        Affirmative Action for Special Disabled and Vietnam Era Veterans
52.222-36               APR       1984        Affirmative Action for Handicapped Workers
52.222-37               JAN       1988        Employment Reports on Special Disabled Veterans and Veterans of the
                                              Vietnam Era
52.222-41               MAY       1989        Service Contract Act of 1965, as Amended
52.222-43               MAY       1989        Fair Labor Standards Act and Service Contract Act - Price Adjustment
                                              (Multiple Year and Option Contracts)
52.222-46               FEB       1993        Evaluation of Compensation for Professional Employees
52.223-2                APR       1984        Clean Air and Water
52.223-3                NOV       1991        Hazardous Material Identification and Material Safety Data
52.224-2                APR       1984        Privacy Act




52.225-3                JAN       1994        Buy American Act - Supplies
52.225-8                JAN       1994        Buy American Act - Trade Agreements - Balance of Payments Program
                                              Certificate
52.225-9                JAN       1996        Buy American Act - Trade Agreements - Balance of Payments Program
52.225-11               MAY       1992        Restrictions on Certain Foreign Purchases
52.225-14               AUG       1989        Inconsistency Between English Version and Translation of Contract
52.227-2                AUG       1996        Notice and Assistance Regarding Patent and Copyright Infringement
52.227-3                APR       1984        Patent Indemnity
52.227-14               JUN       1987        Rights in Data - General
52.227-19               JUN       1987        Commercial Computer Software Restricted Rights
52.229-1                APR       1984        State and Local Taxes
52.230-2                AUG       1992        Cost Accounting Standards
52.230-3                APR       1996        Disclosure and Consistency of Cost Accounting Practices
52.230-4                AUG       1993        Consistency of Cost Accounting Practices
52.230-6                APR       1996        Administration of Cost Accounting Standards
52.237-3                JAN       1991        Continuity of Services
52.239-1                AUG       1996        Privacy or Security Safeguards
52.224-1                FEB       1995        Subcontracts (Fixed-Price Contracts)
52.244-5                JAN       1995        Competition in Subcontracting
52.247-29               JUN       1988        F.o.b. Origin
52.247-34               NOV       1991        F.o.b. Destination
52.247-63               APR       1984        Preference for U.S.-Flag Air Carriers
52.247--64              AUG       1996        Preference for Privately Owned U.S. -Flag Commercial Vessels
52.249-2                SEP       1996        Termination for Convenience of the Government (Fixed-Price)
52.249-8                APR       1984        Default (Fixed-Price Supply and Service)




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